EXHIBIT 4(b)


                    RESOLUTIONS ADOPTED BY UNANIMOUS CONSENT
                            AS OF SEPTEMBER 28, 1995


                  RESOLVED, that the Corporation issue and sell up to $6,000,000.00 principal amount of the Corporation's notes with the terms hereinafter described in these resolutions (the "Notes"); and further

                  RESOLVED, that the form, terms and conditions of the proposed Indenture (the "Indenture") between the Corporation and Amboy National Bank, as Trustee (the "Trustee"), which provides for the issuance from time to time of evidences of indebtedness, including without limitation the Notes, unlimited as to principal amount, to bear such rates of such interest, to mature at such time or times, to be issued in one or more series, and to have such other provisions as may be therein provided, in substantially the form presented to this Board of Directors be, and hereby are, approved and authorized in all respects; and further

                  RESOLVED, that each of the Chairman of the Board, the President or any Vice President (each, an "Authorized Officer") be, and hereby is, authorized and empowered in the name and on behalf of the Corporation to negotiate, execute and deliver the Indenture, with such changes in form or substance (including a change in the identity of the Trustee) as the Authorized Officer executing the same may approve, such approval to be conclusively evidenced by such Authorized Officer's execution and delivery thereof; and further

                  RESOLVED, that the Notes shall be issued in one series under the Indenture with the following terms and that the holders of the Notes shall be entitled to the benefits of the Indenture:

                  1. The title of the Notes shall be "Intermediate Term Secured Notes";

                  2. The Notes shall be represented by individual certificates in substantially the form of Exhibit A to the Indenture, and shall be issued in the names of the respective holders thereof;

                  3. The Notes shall mature and the principal amount thereof be payable by the Corporation on or about the sixth anniversary of the issuance thereof, with the exact maturity date to be determined by an Authorized Officer;

                  4. The Corporation shall have the right, at its option, to redeem all or any portion of the Notes upon the payment of all interest accrued to the date of redemption and (i) 103% of the face amount of each redeemed Note if redeemed prior to the first anniversary of the issuance thereof, (ii) 102% of such face amount if redeemed after the first but prior to the second anniversary of the issuance thereof, (iii) 101% of such face amount if redeemed after the second but prior to the third anniversary of the issuance thereof, and (iv) 100% of such face amount if redeemed after the third anniversary of the issuance thereof;

                  5. The Notes shall bear interest at a rate of 15% per annum, payable quarterly on March 31, June 30, September 30 and December 31 of each year, commencing March 31, 1996;

                  6. The Notes shall be issued in denominations of $5,000 and any integral multiple thereof; and

                  7. The record date for the payment of any interest in respect of the Notes shall be thirty (30) days prior to the date on which interest is to be paid; and further

                  RESOLVED, that the Notes shall be executed by an Authorized Officer on behalf of the Corporation, sealed with the seal of the Corporation and attested, all in the manner provided in the Indenture; and further

                  RESOLVED, that the Authorized Officers are authorized to execute and deliver a written order to the Trustee directing the Trustee, when the Notes have been properly executed by the Corporation, to authenticate them and thereafter to authenticate and deliver such Notes as may be necessary upon registration of transfer of, in exchange for, or in lieu of, any outstanding Notes, all in accordance with or pursuant to the terms of the Indenture; and further

                  RESOLVED, that the Secretary or any Assistant Secretary of the Corporation be, and hereby is, authorized to file with the Trustee certified copies of these resolutions and such other resolutions as the Board hereafter may adopt with respect to the Notes; and further

                  RESOLVED, that each Authorized Officer be, and hereby is, authorized to execute and deliver any officer's certificate, supplemental indenture, company order or other writing required under or in connection with or contemplated by the Indenture or deemed by such Authorized Officer to be necessary or appropriate in connection with the issuance or sale of the Notes, including without limitation any such document setting forth the terms of the Notes; and further

                  RESOLVED, that each Authorized Officer be, and hereby is, authorized and directed, in the name and on behalf of the Corporation, to cause to be prepared and filed with the Securities and Exchange Commission a registration statement for the registration of the Notes under the Securities Act of 1933, as amended, and the rules and regulations of the Commission thereunder, and such amendments or supplements thereto, and all certificates, letters, instruments, applications and other documents as they may deem necessary or advisable concerning the issuance and sale thereof, and the Vice President/Secretary of the Corporation be, and he hereby is, designated as the Agent for Service in connection therewith. The execution by the Corporation of such registration statement and all such amendments and supplements thereto may be effected pursuant to a power of attorney signed on behalf of the Corporation by any one or more of the Chairman of the Board, the President, or the Vice President/Secretary of the Corporation, which power of attorney duly appoints any or all of such officers as attorney-in-fact to act for the officers and/or the directors of the Corporation for such purpose; and further

                  RESOLVED, that the Notes be qualified or registered for sale in the States of New Jersey and New York, and that each Authorized Officer hereby is authorized to perform on behalf of the Corporation any and all such acts as they may deem necessary or advisable in order to comply with the applicable securities laws of such states, and in connection therewith to execute and file all requisite papers and documents, including, but not limited to, agent registrations, applications, reports, surety bonds, irrevocable consents to jurisdiction and services of process in such states and appointments of attorneys for service of process; and the execution by any Authorized Officer of any such paper or document or the doing by any Authorized Officer of any act in connection with the foregoing matters shall conclusively establish the authority therefor from the Corporation and the approval and ratification by the Corporation of the papers and documents so executed and the action so taken; and further

                  RESOLVED, that each and every resolution required to be adopted by any legislation or law, or by any order or regulation of any governmental body or agency, in any state or other jurisdiction wherein the Notes may be registered, qualified or offered for sale shall be deemed to be, and the same hereby are, adopted and approved; and further

                  RESOLVED, that the appropriate officers of the Corporation be, and they hereby are, authorized and directed to take all actions, including without limitation to execute certificates, agreements, undertakings, documents and instruments, which may be necessary or appropriate in order to give full force and effect to the foregoing resolutions, and all actions heretofore taken by any officer or officers of the Corporation in connection with the subject matter of these resolutions are hereby ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.

                                                     - 3 -



                 RESOLUTIONS ADOPTED BY UNANIMOUS CONSENT AS OF
                                FEBRUARY 1, 1996


                  RESOLVED, that the resolutions adopted by the Board of Directors on September 28 (the "Original Resolutions") in connection with the issuance and sale by the Corporation of up to $6,000,000.00 principal amount of the Corporation's Intermediate Term Secured Notes (the "Notes") be amended to provide that the first interest payment date in respect of the Notes shall be June 30, 1996, rather than March 31, 1996, as stated in the Original Resolutions; and further

                  RESOLVED, that all other resolutions contained in the Original Resolutions are hereby ratified and confirmed in all respects; and further

                  RESOLVED, that all actions heretofore taken by any officer or officers of the Corporation in connection with the subject matter of these resolutions or the Original Resolutions are hereby ratified, confirmed and approved in all respects as the acts and deeds of the Corporation.